                                                                 EXHIBIT 24(a)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated June 7, 1995, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                            /s/ Snyder, Camp, Stewart & Co.
                                            ----------------------------------
                                            SNYDER, CAMP, STEWART & CO.


Atlanta, Georgia
June 26, 1995



                            Page 20 of 21 Pages

                                                                 EXHIBIT 24(a)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated June 2, 1994, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


Atlanta, Georgia                                  /s/ Pitts Company
June 23, 1995
                                                  PITTS COMPANY


                            Page 21 of 21 Pages